BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 13,1999

November 9,1999


Dear Shareholder:


The annual meeting of Bruce Fund Inc. (the "Fund") will be held at 4:00 p.m. on Monday, December 13, 1999 in the Conference Room at 500 West Madison Street 39th Floor,
Chicago, Illinois 60661.  The purpose of the meeting is:

(1)	to elect three directors of the Fund;

(2)	to ratify or reject the selection of Arthur Andersen
LLP as independent certified public accountant for the Fund for the year ending June 30, 2000;

(3) to transact any other business that comes before the Meeting.

Enclosed herewith is the Proxy Statement, which discusses each of the above items. If you were a shareholder of the Fund at November 9, 1999, you may vote at the meeting (or at any adjournment of the meeting). For those who may not be able to attend, the enclosed Proxy is for your vote. Please complete and return the Proxy to us. The Fund's Prospectus dated October 15, 1999 and its latest annual report were previously mailed to you.


R. Jeffrey Bruce
Secretary

BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414
Chicago, Illinois 60606






PROXY STATEMENT





Your proxy is solicited by the Board of Directors of Bruce
Fund, Inc. for the annual meeting of shareholders to be held
December 13, 1999, and at any adjournments of the meeting.

ELECTTON OF DIRECTORS

The Fund's By-laws presently provide that the number of directors of the Fund shall be not less than three. Proxies may not be voted for a greater number of persons than the number of nominees.

The persons named below, with one exception, have served continuously on the Board of Directors for more than 10 years. Mr. John R. Nixon has been nominated for election to the Board to replace a retiring Director. The three persons, identified and described below, will constitute the full Board of Directors of the Fund until the next annual meeting of stockholders, and until the successor of each shall have been duly elected and shall have qualified. Robert B. Bruce currently owns shares of the Fund. Information concerning the nominees, including certain information supplied by then@ is as follows:

Names and Ages of Nominees
to be Directors of the Fund                    Business
Exiperience for Last Five Years

Robert B. Bruce*	1974 to present--principal, Bruce
and Co.
Age 68	(investment adviser); 1982 to
present--Chairinan of Board of
Directors, Treasurer,
Professional Life & Casualty
Company (life insurance issuers).



*Mr. Bruce owns a controlling interest in Bruce and Co., the investment adviser to the Fund, and is an Interested Person, as defined in the Investment Company Act of 1940, of the Fund He presently owns 7,817 shares of the Fund.



Ward M. Johnson	1999 to present - President and Publisher,
Johnson-
Age 62	Sandy Publishing L.L. C., Savannah, GA. 1978
to 1999 - Manufacturer's agent representing manufacturers of housewares, home furnishings, consumer electronics products, and office equipment.

John R. Nixon	More than 5 years including 1999-Independent
Age 58	securities trader, Member Chicago Board
Options Exchange.

Mr. Bruce and Mr. Johnson are presently serving and each has agreed to continue serving as a director of the Fund. Mr. Nixon has been nominated to replace James S. Van Pelt, Jr., who has been a Director since 1983; Mr. Van Pelt chose not to stand for re-election. Should any of the nominees become unavailable, however, it is intended that the persons named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend.

The Board of Directors does not have a nominating, audit or compensation committee.

The above-named nominees for directors will receive a small annual fee from the Fund for services rendered as directors of the Fund during the year for which this election is being held: Mr.Bruce, the owner of the investment advisor to the Fund, will not receive any fee.

INVESTMENT ADVISORY AGREEMENT

Bruce and Co. has been serving as investment adviser to the Fund under an Investment Advisory Agreement since 1983. Bruce and Co. is an Illinois corporation located at 20 North Wacker Drive (Suite 2414), Chicago, Illinois 60606. Robert B. Bruce is the principal executive officer and owns controlling interest in the adviser; his office is also at 20 North Wacker Drive (Suite 2414), Chicago, Illinois 60606. He is a nominee for election as a director of Bruce Fund, Inc.

On October 25, 1999, at a meeting of the Board of Directors called for the purpose of considering the ten-ns of the Investment Advisory Agreement and voting upon approval thereof, the independent directors present in person voted to approve and extend the Investment Advisory Agreement with Bruce and Co. dated September 30, 1996.

Bruce and Co.'s compensation for its services to the Fund are, and at all times have been, calculated as follows:
	Annual Percentage Fee	Applied To Net Assets Of Fund

	1.0%	Up to $20,000,000; plus
	0.6%	$20,000,000 through $100,000,000;




The Fund paid minimal brokerage commissions during 1999.
The Fund also purchased securities from dealers acting as principals. These transactions are at net prices which include markups for the dealers. None of the broker-dealers with whom the Fund dealt was affiliated in any manner with the Fund, or with any affiliated person of the Fund, including the investment adviser.

Brokers are selected by Bruce and Co. to effect securities transactions for the Fund based on the adviser's overall evaluation of the commission rates charged, the reliability and quality of the broker's services and the value and expected contribution of such services to the performance of the Fund. Where commissions paid reflect services furnished in addition to execution, such commissions may, on occasion, be somewhat higher than could be obtained from brokers not supplying such services. The adviser considers the supplementary research and statistical or other factual information provided by dealers in allocating portfolio business to dealers. Such allocation is not on the basis of any formula, agreement or understanding.

The Board of Directors of the Fund has in previous years permitted the Fund to pay brokerage commissions which may be in excess of those which other brokers might have charged for effecting the same transactions, in recognition of the value of the brokerage and research services provided by the executing brokers. The research which is received from brokers includes such matters as information on companies, industries, areas of the economy and market factors. The information received may or may not be useful to the Fund, and may or may not be useful to the investment adviser in servicing other of its accounts.
Bruce and Co. has attempted and will attempt to evaluate the overall reasonableness of the commissions paid by the Fund by attempting to negotiate commissions which are within a reasonable range, in the light of any knowledge available as to the levels of commissions being charged, but keeping in mind the brokerage and research services provided. None of the Fund's securities transactions during the last fiscal year were placed pursuant to an agreement or understanding with a broker or otherwise through an internal allocation procedure because of research services provided.

RATIFICATION OF SELECTION OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Registration of the Fund shares under the Securities Act of 1933 requires the Fund to make at least annual filings with the Securities and Exchange Commission, which filings include financial statements which must be signed or certified by an independent public accountant. The Board of Directors has unanimously selected the firm of Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois to serve as such independent public accountant for the fiscal year ending in 2000 (as it served during fiscal 1984 through 1999), and will submit this selection for ratification or rejection by the stockholders. The Annual Report for fiscal 1999 was mailed to shareholders in August, 1999. The Fund does not plan to request a representative of Arthur Andersen LLP to be present at the annual meeting.
QUORUM AND VOTE REQUIRED

- 3 -

The presence in person or by proxy of the holders of record of a majority of the issued and outstanding capital stock constitutes a quorum at all meetings of stockholders of the Fund. All matters described in this Proxy Statement will be decided by a majority of all votes cast at a duly constituted meeting.

REVOCABILITY OF PROXY AND OTHER MATTER

The enclosed form of proxy, when signed and returned, may nevertheless be revoked at any time prior to its exercise by written notice to the Fund, execution of a subsequent proxy or personal attendance at the Meeting. Unless so revoked, the enclosed form of proxy, properly executed and returned, will be voted in accordance with the instructions thereon. The proxy will be voted in favor of each nominee for director named herein unless a choice is indicated to withhold authority to vote for all of the listed nominees or any individual nominee. As to the proposal, the proxy will be voted in favor of that proposal unless a choice is indicated to vote against or to abstain from voting on that proposal,

This statement is being mailed to stockholders of the Fund on or about November 9, 1999. The solicitation of proxies for the Meeting will be made primarily by mail, but some solicitation may take place by telephone, telegraph and personal interview. The Fund will be responsible for the direct payment of all costs, fees and expenses in connection with such solicitation.

Only stockholders of record at the close of business on November 9, 1999, the record date for the Meeting, will be entitled to vote at the Meeting. At the close of business on the record date there were 18,672 shares of the Fund outstanding and entitled to vote. Each such share entitles the holder of record to one vote.

PROPOSALS OF SECURITY HOLDINGS

Any Fund security holder who wishes to present a proposal to the next (2000) annual meeting of shareholders must make such submission in sufficient time for it to be received at Bruce
Fund, Inc.'s executive offices not less than 120 days in advance of the month and day of this proxy statement.

Board of Directors
BRUCE FUND, INC.

November 9, 1999
Chicago, Illinois





4 -

Please mark box below In blue or black ink.
1.	Election of DIRECRORS
     FOR all nominees listed below    WITHHOLD AUTHORITY to vote

(except as marked to the contrary below) for all nominees listed below

Nominees:	Robert B. Bruce, Ward M. Johnson, and John R.
Nixon

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write each such nominee's name in the space provided below.)


2.	For approval of Arthur Andersen LLP to act as independent
certified public accountants for the Fund for the present fiscal year.

FOR                     AGAINST
ABSTAIN
3.	In their discretion upon such other matters as may properly
come before the meeting. The Board of Directors recommends that stockholders vote FOR each of the proposals.
Recipient of the Notice of Annual
Meeting of Stockholders and
related
Proxy Statement, dated November
15,1999 is hereby acknowledged.

Dated:

Signature(s)
Sign, Date and Return the Proxy Card Promptly Using the Enclosed
Envelope.                  Signature(s)